UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Lincoln National Corporation
______________________________________________________________________
(Name of Registrant as Specified in Its Charter)
______________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Your Vote Counts! LINCOLN NATIONAL CORPORATION 2026 Annual Meeting of Shareholders Vote by May 27, 2026 11:59 PM ET. For shares held in a Plan, vote by May 25, 2026 11:59 PM ET. LINCOLN NATIONAL CORPORATION
150 NORTH RADNOR-CHESTER RD RADNOR, PA 19087 V85225-P47025 You invested in LINCOLN NATIONAL CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 28, 2026. Get informed before you vote View the Proxy Statement and Notice of Annual Meeting and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 14, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 28, 2026 9:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/LNC2026 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. The election of ten directors for a one-year term expiring at the 2027 Annual Meeting. Nominees: 1a. Deirdre P. Connelly For 1b. Ellen G. Cooper For 1c. William H. Cunningham For 1d. Reginald E. Davis For 1e. Eric G. Johnson For 1f. Gary C. Kelly For 1g. M. Leanne Lachman For 1h. Dale LeFebvre For 1i. James Morris For 1j. Owen Ryan For 2. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for
2026. For 3. The approval of an advisory resolution on the compensation of our named executive officers. For
4. Shareholder proposal to amend our governing documents to provide for an independent chairman of the board. Against
NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V85226-P47025